                                                                 Exhibit 4(a)

=============================================================================

                        AIR PRODUCTS AND CHEMICALS, INC.

                                      AND

                   FIRST FIDELITY BANK, NATIONAL ASSOCIATION,
                                    Trustee


                                   INDENTURE


                          Dated as of January 10, 1995

=============================================================================

                                   TIE-SHEET*

of provisions of Trust Indenture Act of 1939 with Indenture dated as of January 10, 1995, between Air Products and Chemicals, Inc., a Delaware corporation, and First Fidelity Bank, National Association, Trustee:

SECTION OF THE ACT                                                               SECTION OF INDENTURE

     310 (a)(1),(2) and (5) . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.9
     310 (a)(3) and (4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Not applicable
     310 (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.8 and 6.10(b)
     310 (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Not applicable
     311 (a) and (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.13
     311 (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Not applicable
     312 (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.1 and 4.2(a)
     312 (b) and (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.2(b) and (c)
     313 (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.4
     313 (b)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Not applicable
     313 (b)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.4
     313 (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.4
     313 (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.4
     314 (a)(1),(2) and (3) . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.3
     314 (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3.5
     314 (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Not applicable
     314 (c)(1) and (2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11.5
     314 (c)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Not applicable
     314 (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Not applicable
     314 (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11.5
     314 (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3.5
     315 (a), (c) and (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.1
     315 (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5.11
     315 (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5.12
     316 (a)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5.1 and 5.9
     316 (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Omitted
     316 (a) last sentence  . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.4
     316 (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5.6
     317 (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5.2
     317 (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3.4
     318 (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11.7

- ------------------
*This tie-sheet is not part of the Indenture as executed.


                                     TABLE OF CONTENTS

                                                                                      PAGE

PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

RECITALS

     Authorization of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . .     1
     Compliance with Legal Requirements . . . . . . . . . . . . . . . . . . . . . .     1
     Purpose of and Consideration for Indenture . . . . . . . . . . . . . . . . . .     1

                                                ARTICLE ONE

                                                DEFINITIONS

SECTION 1.1            Certain Terms Defined  . . . . . . . . . . . . . . . . . . .     1
                       Attributable Debt  . . . . . . . . . . . . . . . . . . . . .     1
                       Board of Directors . . . . . . . . . . . . . . . . . . . . .     2
                       business day . . . . . . . . . . . . . . . . . . . . . . . .     2
                       Commission . . . . . . . . . . . . . . . . . . . . . . . . .     2
                       Company Order  . . . . . . . . . . . . . . . . . . . . . . .     2
                       Components . . . . . . . . . . . . . . . . . . . . . . . . .     2
                       Consolidated Current Liabilities   . . . . . . . . . . . . .     2
                       Consolidated Net Tangible Assets . . . . . . . . . . . . . .     2
                       Conversion Date  . . . . . . . . . . . . . . . . . . . . . .     2
                       Corporate Trust Office . . . . . . . . . . . . . . . . . . .     2
                       Depositary . . . . . . . . . . . . . . . . . . . . . . . . .     3
                       Dollar . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
                       ECU  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
                       European Communities . . . . . . . . . . . . . . . . . . . .     3
                       Event of Default . . . . . . . . . . . . . . . . . . . . . .     3
                       Exchange Rate  . . . . . . . . . . . . . . . . . . . . . . .     3
                       Exchange Rate Agent  . . . . . . . . . . . . . . . . . . . .     3
                       Exchange Rate Officer's Certificate  . . . . . . . . . . . .     3
                       Foreign Currency . . . . . . . . . . . . . . . . . . . . . .     4
                       Foreign Government Securities  . . . . . . . . . . . . . . .     4
                       Global Security  . . . . . . . . . . . . . . . . . . . . . .     4
                       holder, holder of Securities, Securityholder . . . . . . . .     4
                       Indenture  . . . . . . . . . . . . . . . . . . . . . . . . .     4
                       Interest . . . . . . . . . . . . . . . . . . . . . . . . . .     4
                       Issuer or Company  . . . . . . . . . . . . . . . . . . . . .     4
                       Officers' Certificate  . . . . . . . . . . . . . . . . . . .     4
                       Opinion of Counsel . . . . . . . . . . . . . . . . . . . . .     4
                       original issue date  . . . . . . . . . . . . . . . . . . . .     4
                       Original Issue Discount Security . . . . . . . . . . . . . .     4
                       outstanding  . . . . . . . . . . . . . . . . . . . . . . . .     4
                       Periodic Offering  . . . . . . . . . . . . . . . . . . . . .     5
                       person . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
                       principal  . . . . . . . . . . . . . . . . . . . . . . . . .     5

                       Principal Property . . . . . . . . . . . . . . . . . . . . .     5
                       Responsible officer  . . . . . . . . . . . . . . . . . . . .     5
                       Restricted Subsidiary  . . . . . . . . . . . . . . . . . . .     5
                       Security or Securities . . . . . . . . . . . . . . . . . . .     6
                       Specified Currency . . . . . . . . . . . . . . . . . . . . .     6
                       Subsidiary. . . . . . . . . . . . . . . . . . . . . . . . . .    6
                       Tranche . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                       Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                       Trust Indenture Act of 1939  . . . . . . . . . . . . . . . .     6
                       U.S. Government Obligations  . . . . . . . . . . . . . . . .     6
                       vice president . . . . . . . . . . . . . . . . . . . . . . .     6
                       Yield to Maturity  . . . . . . . . . . . . . . . . . . . . .     6

                                                ARTICLE TWO

                                                SECURITIES

SECTION 2.1            Forms Generally  . . . . . . . . . . . . . . . . . . . . . .     7
SECTION 2.2            Form of Trustee's Certificate of Authentication  . . . . . .     7
SECTION 2.3            Amount Unlimited; Issuable in Series . . . . . . . . . . . .     7
SECTION 2.4            Authentication and Delivery of Securities  . . . . . . . . .     9
SECTION 2.5            Execution of Securities  . . . . . . . . . . . . . . . . . .    11
SECTION 2.6            Certificate of Authentication  . . . . . . . . . . . . . . .    11
SECTION 2.7            Denomination and Date of Securities; Payments of Interest  .    11
SECTION 2.8            Registration, Transfer and Exchange  . . . . . . . . . . . .    11
SECTION 2.9            Mutilated, Defaced, Destroyed, Lost and Stolen Securities  .    12
SECTION 2.10           Cancelation of Securities; Destruction Thereof . . . . . . .    13
SECTION 2.11           Temporary Securities . . . . . . . . . . . . . . . . . . . .    13
SECTION 2.12           Computation of Interest  . . . . . . . . . . . . . . . . . .    13
SECTION 2.13           Payment in Currencies  . . . . . . . . . . . . . . . . . . .    14
SECTION 2.14           Securities Issuable in the Form of a Global Security . . . .    16

                                                ARTICLE THREE

                                            COVENANTS OF THE ISSUER

SECTION 3.1            Payment of Principal and Interest  . . . . . . . . . . . . .    18
SECTION 3.2            Offices for Payments, etc. . . . . . . . . . . . . . . . . .    18
SECTION 3.3            Appointment to Fill a Vacancy in Office of Trustee . . . . .    19
SECTION 3.4            Paying Agents  . . . . . . . . . . . . . . . . . . . . . . .    19
SECTION 3.5            Written Statement to Trustee . . . . . . . . . . . . . . . .    19
SECTION 3.6            Limitations on Liens . . . . . . . . . . . . . . . . . . . .    19
SECTION 3.7            Limitation on Sale and Lease-Back  . . . . . . . . . . . . .    21
SECTION 3.8            Exemption from Limitation on Liens and Sale and Lease-Back .    21
SECTION 3.9            Securities to be Secured in Certain Events of Merger,
                       Consolidation, etc.  . . . . . . . . . . . . . . . . . . . .    21

                                                  ARTICLE FOUR

                                SECURITYHOLDERS LISTS AND REPORTS BY THE ISSUER
                                                AND THE TRUSTEE

SECTION 4.1        Issuer to Furnish Trustee Information as to Names and
                   Addresses of Securityholders . . . . . . . . . . . . . . . . . . . .   21
SECTION 4.2        Preservation and Disclosure of Securityholders Lists . . . . . . . .   22
SECTION 4.3        Reports by the Issuer  . . . . . . . . . . . . . . . . . . . . . . .   22
SECTION 4.4        Reports by the Trustee . . . . . . . . . . . . . . . . . . . . . . .   23

                                                  ARTICLE FIVE

                                REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                                               ON EVENT OF DEFAULT

SECTION 5.1        Event of Default Defined; Acceleration of Maturity;
                   Waiver of Default  . . . . . . . . . . . . . . . . . . . . . . . . .   23
SECTION 5.2        Collection of Indebtedness by Trustee; Trustee May
                   Prove Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
SECTION 5.3        Application of Proceeds  . . . . . . . . . . . . . . . . . . . . . .   26
SECTION 5.4        Suits for Enforcement  . . . . . . . . . . . . . . . . . . . . . . .   27
SECTION 5.5        Restoration of Rights on Abandonment of Proceedings  . . . . . . . .   27
SECTION 5.6        Limitations on Suits by Securityholders  . . . . . . . . . . . . . .   27
SECTION 5.7        Unconditional Right of Securityholders to Institute
                   Certain Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
SECTION 5.8        Powers and Remedies Cumulative; Delay or Omission Not
                   Waiver of Default  . . . . . . . . . . . . . . . . . . . . . . . . .   28
SECTION 5.9        Control by Securityholders . . . . . . . . . . . . . . . . . . . . .   28
SECTION 5.10       Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . .   28
SECTION 5.11       Trustee to Give Notice of Default, But May Withhold in
                   Certain Circumstances  . . . . . . . . . . . . . . . . . . . . . . .   28
SECTION 5.12       Right of Court to Require Filing of Undertaking to Pay Costs . . . .   29

                                                   ARTICLE SIX

                                              CONCERNING THE TRUSTEE

SECTION 6.1        Duties and Responsibilities of the Trustee; During Default;
                   Prior to Default . . . . . . . . . . . . . . . . . . . . . . . . . .   29
SECTION 6.2        Certain Rights of the Trustee  . . . . . . . . . . . . . . . . . . .   30
SECTION 6.3        Trustee Not Responsible for Recitals, Disposition of
                   Securities or Application of Proceeds Thereof  . . . . . . . . . . .   31
SECTION 6.4        Trustee and Agents May Hold Securities; Collections, etc . . . . . .   31
SECTION 6.5        Moneys Held by Trustee . . . . . . . . . . . . . . . . . . . . . . .   31
SECTION 6.6        Compensation and Indemnification of Trustee and Its
                   Prior Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
SECTION 6.7        Right of Trustee to Rely on Officers' Certificate, etc.  . . . . . .   31
SECTION 6.8        Qualification of Trustee; Conflicting Interests  . . . . . . . . . .   32
SECTION 6.9        Persons Eligible for Appointment as Trustee  . . . . . . . . . . . .   32
SECTION 6.10       Resignation and Removal; Appointment of Successor Trustee  . . . . .   32
SECTION 6.11       Acceptance of Appointment by Successor Trustee . . . . . . . . . . .   33

SECTION 6.12           Merger, Conversion, Consolidation or Succession to
                       Business of Trustee  . . . . . . . . . . . . . . . . . . . .    34
SECTION 6.13           Preferential Collection of Claims Against the Issuer . . . .    34

                                                 ARTICLE SEVEN

                                        CONCERNING THE SECURITYHOLDERS

SECTION 7.1            Evidence of Action Taken by Securityholders  . . . . . . . .    34
SECTION 7.2            Proof of Execution of Instruments and of Holding
                       of Securities  . . . . . . . . . . . . . . . . . . . . . . .    34
SECTION 7.3            Holders to be Treated as Owners  . . . . . . . . . . . . . .    35
SECTION 7.4            Securities Owned by Issuer Deemed Not Outstanding  . . . . .    35
SECTION 7.5            Right of Revocation of Action Taken; Action of Holders
                       Binding on Future Holders  . . . . . . . . . . . . . . . . .    35

                                                   ARTICLE EIGHT

                                              SUPPLEMENTAL INDENTURES

SECTION 8.1            Supplemental Indentures Without Consent of Securityholders .    36
SECTION 8.2            Supplemental Indentures with Consent of Securityholders  . .    37
SECTION 8.3            Effect of Supplemental Indenture . . . . . . . . . . . . . .    37
SECTION 8.4            Documents to Be Given to Trustee . . . . . . . . . . . . . .    37
SECTION 8.5            Notation on Securities in Respect of Supplemental Indentures    38

                                                  ARTICLE NINE

                                     CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 9.1            Covenant Not to Merge, Consolidate, Sell or Convey
                       Property Except Under Certain Conditions . . . . . . . . . .    38
SECTION 9.2            Successor Corporation Substituted  . . . . . . . . . . . . .    38
SECTION 9.3            Opinion of Counsel to Trustee  . . . . . . . . . . . . . . .    38

                                                 ARTICLE TEN

                                 SATISFACTION AND DISCHARGE OF INDENTURE AND
                                         SECURITIES; UNCLAIMED MONEYS

SECTION 10.1           Satisfaction and Discharge of Indenture  . . . . . . . . . .    39
SECTION 10.2           Defeasance . . . . . . . . . . . . . . . . . . . . . . . . .    39
SECTION 10.3           Satisfaction and Discharge of Securities . . . . . . . . . .    40
SECTION 10.4           Application by Trustee of Moneys, U.S. Government
                       Obligations or Foreign Government Securities Deposited for
                       Payment of Securities  . . . . . . . . . . . . . . . . . . .    40
SECTION 10.5           Repayment or Delivery of Moneys, U.S. Government
                       Obligations or Foreign Government Securities Held by
                       Paying Agent . . . . . . . . . . . . . . . . . . . . . . . .    41

SECTION 10.6           Return of Moneys, U.S. Government Obligations or
                       Foreign Government Securities Held by Trustee and Paying
                       Agent Unclaimed for Three Years  . . . . . . . . . . . . . .    41
SECTION 10.7           Reinstatement  . . . . . . . . . . . . . . . . . . . . . . .    41

                                                 ARTICLE ELEVEN

                                            MISCELLANEOUS PROVISIONS

SECTION 11.1           Incorporators, Stockholders, Officers and Directors of
                       Issuer Exempt from Individual Liability  . . . . . . . . . .    41
SECTION 11.2           Provisions of Indenture for the Sole Benefit of Parties
                       and Securityholders  . . . . . . . . . . . . . . . . . . . .    41
SECTION 11.3           Successors and Assigns of Issuer Bound by Indenture  . . . .    42
SECTION 11.4           Notices and Demands on Issuer, Trustee and Securityholders .    42
SECTION 11.5           Officers' Certificates and Opinions of Counsel; Statements
                       to Be Contained Therein  . . . . . . . . . . . . . . . . . .    42
SECTION 11.6           Payments Due on Saturdays, Sundays and Holidays  . . . . . .    43
SECTION 11.7           Conflict of Any Provision of Indenture with Trust
                       Indenture Act of 1939  . . . . . . . . . . . . . . . . . . .    43
SECTION 11.8           New York Law to Govern . . . . . . . . . . . . . . . . . . .    43
SECTION 11.9           Counterparts . . . . . . . . . . . . . . . . . . . . . . . .    43
SECTION 11.10          Effect of Headings . . . . . . . . . . . . . . . . . . . . .    43
SECTION 11.11          Moneys of Different Currencies to be Segregated  . . . . . .    43
SECTION 11.12          Payment to be in Proper Currency . . . . . . . . . . . . . .    43

                                                 ARTICLE TWELVE

                                    REDEMPTION OF SECURITIES AND SINKING FUNDS

SECTION 12.1           Applicability of Article . . . . . . . . . . . . . . . . . .    44
SECTION 12.2           Notice of Redemption; Partial Redemptions  . . . . . . . . .    44
SECTION 12.3           Payment of Securities Called for Redemption  . . . . . . . .    44
SECTION 12.4           Exclusion of Certain Securities from Eligibility for
                       Selection for Redemption . . . . . . . . . . . . . . . . . .    45
SECTION 12.5           Mandatory and Optional Sinking Funds . . . . . . . . . . . .    45

TESTIMONIUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47

ACKNOWLEDGMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48

          THIS INDENTURE, dated as of January 10, 1995, between AIR PRODUCTS AND CHEMICALS, INC., a Delaware corporation (the "Issuer"), and FIRST FIDELITY BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States (the "Trustee"),

                              W I T N E S S E T H :

          WHEREAS, the Issuer has duly authorized the issue from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities") up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and, to provide, among other things, for the authentication, delivery and administration thereof, the Issuer has duly authorized the execution and delivery of this Indenture; and

          WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms, have been done;

          NOW, THEREFORE:

          In consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities or of series thereof as follows:

                                  ARTICLE ONE

                                  DEFINITIONS

          SECTION 1.1 CERTAIN TERMS DEFINED. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939 (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means such accounting principles as are generally accepted at the time of any computation. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

          "Attributable Debt" means, as to any particular lease under which any person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof, excluding renewals, discounted at the rate of the weighted average Yield to Maturity of the Securities outstanding hereunder (such average being weighted by the principal amount of the Securities of each series outstanding or, in the case of Original Issue Discount Securities, such amount to be determined as provided in the definition of "outstanding") compounded semi-annually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents such as those based on sales. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount may, if the Issuer so elects also include the amount of such penalty, in which case no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

          "Board of Directors" means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act hereunder.

          "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York or
(i) with respect to Securities denominated in a Foreign Currency, in the principal financial center of the country of the Foreign Currency as specified in the Board Resolution pursuant to Section 2.3, (ii) with respect to Securities denominated in ECUs, in Brussels, Belgium or (iii) with respect to Securities which will bear interest based on a specified percentage of London Interbank offered quotations ("LIBOR"), in London, England.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act of 1939, then the body performing such duties on said date.

          "Company Order" means a written request or order signed in the name of the Issuer by its chairman of the Board of Directors, any vice chairman of the Board of Directors, its president or any vice president, and by its treasurer, an assistant treasurer, its corporate secretary or an assistant corporate secretary, and delivered to the Trustee.

          "Components" means, with respect to a composite currency (including but not limited to the ECU), the currency amounts that are components of such composite currency on the Conversion Date with respect to such composite currency. If the official unit of any component currency is altered by way of combination or subdivision, the amount of such currency in the Component shall be proportionately divided or multiplied. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of such consolidated component currencies expressed in such single currency, and such amount shall thereafter be a Component. If after such Conversion Date any component currency shall be divided into two or more currencies, the amount of such currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of such former component currency divided by the number of currencies into which such component currency was divided, and such amounts shall thereafter be Components.

          "Consolidated Current Liabilities" means the aggregate of the current liabilities of the Company and its consolidated Subsidiaries appearing on a consolidated balance sheet of the Company and its consolidated Subsidiaries, all as determined in accordance with generally accepted accounting principles.

          "Consolidated Net Tangible Assets" means the total of all assets appearing on a consolidated balance sheet of the Company and its consolidated Subsidiaries, prepared in accordance with generally accepted accounting principles, at their net book values (after deducting related depreciation, depletion, amortization and all other valuation reserves which, in accordance with such principles, are set aside in connection with the business conducted), but excluding goodwill, trademarks, patents, unamortized debt discount and all other like segregated intangible assets, and amounts on the asset side of such balance sheet for capital stock of the Company, all as determined in accordance with such principles, less Consolidated Current Liabilities.

          "Conversion Date," with respect to a composite currency (including but not limited to the ECU), has the meaning specified in Section 2.13.

          "Corporate Trust Office" means the principal office of the Trustee, in the City of Philadelphia, Commonwealth of Pennsylvania, at which at any particular time its corporate trust business shall be administered, except that with respect to presentation of Securities for payment or for registration of transfer and exchange, and the location of the register, such term shall mean the office or agency of the Trustee in New York, New York at which, at any particular time, its corporate agency business shall be conducted.

          "Depositary" means, with respect to the Securities of any series issuable or issued, in whole or in part, in the form of one or more Global Securities, the person designated as Depositary by the Issuer pursuant to
Section 2.3(15) until a successor replaces it pursuant to the provisions hereof, and thereafter means each person who is then a Depositary hereunder, and if at any time there is more than one such person, "Depositary" as used with respect to the Securities of any series or part thereof shall mean the Depositary with respect to the Securities of that series or part thereof.

          "Dollar" means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          "ECU" means the European Currency Unit as defined and revised from time to time by the Council of the European Communities.

          "European Communities" means the European Economic Community, the European Coal and Steel Community and the European Atomic Energy Community.

          "Event of Default" means any event or condition specified as such in
Section 5.1 which shall have continued for the period of time, if any, therein designated.

          "Exchange Rate" means (a) with respect to Dollars in which payment is to be made on a series of Securities denominated in a composite currency unit, the exchange rate between Dollars and such composite currency unit reported by the agency or organization, if any, responsible for overseeing such composite currency unit or by the Council of the European Communities (in the case of ECU, whose reports are currently based on the rates in effect at 2:30 p.m., Brussels time, on the relevant exchange markets), as appropriate, on the applicable record date with respect to an interest payment date or the fifteenth day immediately preceding the maturity of an installment of principal, or on such other date provided herein, as the case may be; (b) with respect to Dollars in which payment is to be made on a series of Securities denominated in a Foreign Currency, other than a composite currency unit, the noon Dollar buying rate for that currency for cable transfers quoted by the Exchange Rate Agent in The City of New York on the record date with respect to an interest payment date or the fifteenth day immediately preceding the maturity of an installment of principal, or on such other date provided therefore, as the case may be, as certified for customs purposes by the Federal Reserve Bank of New York and (c) with respect to Foreign Currency in which payment is to be made on a series of Securities converted into Dollars pursuant to Section 2.13(d)(i), the noon Dollar selling rate for that currency for cable transfers quoted by the Exchange Rate Agent in The City of New York on the record date with respect to an interest payment date or the fifteenth day immediately preceding the maturity of an instalment of principal or on such other date provided herein, as the case may be, as certified for customs purposes by the Federal Reserve Bank of New York. If for any reason such rates are not available with respect to one or more currencies for which an Exchange Rate is required, the Company shall use such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more commercial banks in The City of New York or in the country of issue of the currency in question, or such other quotations as the Company, in each case, shall deem appropriate. If there is more than one market for dealing in any currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency shall be the largest market upon which a nonresident issuer of securities designated in such currency would purchase such currency in order to make payments in respect of such securities.

          "Exchange Rate Agent" means the New York clearing house bank designated by the issuer to act as such for any series of Securities, or any successor thereto.

          "Exchange Rate Officer's Certificate" means, with respect to any date for the payment of principal of (and premium, if any) and interest on any series of Securities, a certificate setting forth the applicable Exchange Rate as of the record date with respect to an interest payment date or the fifteenth day immediately preceding the maturity of an installment of principal or such other date as provided herein, as the case may be, and the amounts payable in Dollars in respect of the principal of (and premium, if any) and interest on Securities denominated in ECU, any other composite currency or Foreign Currency, and signed by the chairman of the Board of Directors or any vice chairman of the Board of Directors or the president or any vice president or the treasurer or any assistant treasurer or secretary or assistant secretary of the Issuer and delivered to the Trustee.

          "Foreign Currency" means a currency issued by the government of any country other than the United States of America or a composite currency based on the aggregate value of currencies of any group of countries.

          "Foreign Government Securities" means, with respect to Securities of any series that are denominated in a Foreign Currency, Securities that are (i) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government the timely payment of such is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof.

          "Global Security" means a Security issued to evidence all or a part of any series of Securities, registered in the name of, and issued to, the Depositary for such series or part thereof or such Depositary's nominee and representing the amount of uncertificated Securities of such series specified thereon.

          "holder," "holder of Securities," "Securityholder" or other similar terms means the registered holder of any Security.

          "Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented, or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder and the provisions of the Trust Indenture Act of 1939 that are deemed to be part of and to govern this instrument and any supplement thereto.

          "Interest" means, when used with respect to non-interest bearing Securities, interest payable after maturity.

          "Issuer" or "Company" means (except as otherwise provided in Article
Six) AIR PRODUCTS AND CHEMICALS, INC., a Delaware corporation, and, subject to Article Eleven, its successors and assigns.

          "Officers' Certificate" means a certificate signed by the chairman of the Board of Directors or any vice chairman of the Board of Directors or the president or any vice president and by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the Issuer and delivered to the Trustee. Each such certificate shall include the statements provided for in
Section 11.5, if and to the extent required hereby.

          "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer or who may be other counsel. Each such opinion shall include the statements provided for in Section 11.5, if and to the extent required hereby.

          "original issue date" of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

          "Original Issue Discount Security" means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1.

          "outstanding" (except as otherwise provided in Section 6.8), when used with reference to Securities, shall, subject to the provisions of Section 7.4, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

          (a) Securities theretofor canceled by the Trustee or delivered to the Trustee for cancellation;

             (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the holders of such securities (if the Issuer shall act as its own paying agent), provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

             (c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.9 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

             In determining whether the holders of the requisite principal amount of outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1. and (ii) the principal amount of a Security denominated in a Foreign Currency or currency unit shall be the Dollar equivalent (as determined by the Company in good faith) as of the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent (as determined by the Company in good faith) of the amount determined as provided in (i) above) of such Security.

             "Periodic Offering" means an offering of Securities of a series from time to time, the specific terms of which Securities, including without limitation the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Issuer or its agents upon the issuance of such Securities.

             "person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

             "principal," whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include "and premium, if any."

             "Principal Property" means any manufacturing plant, research facility or warehouse owned or leased by the Issuer or any Subsidiary which is located within the United States of America and has a net book value exceeding the greater of $5,000,000 and 1% of the shareholders' equity of the Issuer and its consolidated Subsidiaries, as shown on the audited consolidated statement of financial condition contained in the latest annual report to shareholders of the Issuer; provided, however, that the term "Principal Property" shall not include any such plant, facility or warehouse or portion thereof which the Board of Directors by resolution declares is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety.

          "responsible officer" means, when used with respect to the Trustee, any officer, any trust officer, or any assistant trust officer of the Trustee located at the Corporate Trust Office customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Subsidiary" means any Subsidiary (a) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States of America and (b) which owns or leases a Principal Property.

          "Security" or "Securities" (except as otherwise provided in Section 6.8) has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

          "Specified Currency" means the currency in which the Securities of any series are payable, in accordance with their terms or pursuant to an election made by one or more Securityholders pursuant to Section 2.3 or Section 2.13.

          "Subsidiary" means any corporation of which at least a majority of all outstanding stock (having by the terms thereof ordinary voting power in the election of directors of such corporation, irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is, at the time, owned by the Company or by one or more Subsidiaries of the Company.

          "Tranche" means a group of Securities which (a) are of the same series and (b) have identical terms except as to principal amount and date of issuance.

          "Trustee" means the person identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article Six, shall also include any successor trustee.

          "Trust Indenture Act of 1939" means the Trust Indenture Act of 1939, as amended and in force at the date as of which this Indenture was originally executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act of 1939" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

          "U.S. Government Obligations" means non-callable securities which are either (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which are unconditionally guaranteed by the full faith and credit of the United States of America, (iii) depositary receipts issued by a bank or trust company (having a combined capital and surplus in excess of $25,000,000) as custodian with respect to any U.S. Government Obligations or any specific payment of interest or principal due on any U.S. Government Obligations held by such custodian for the account of the holder of the depositary receipts provided that, except as required by law, no deduction may be made by the custodian from the amount payable to the holder of such depositary receipts from the amount received by the custodian in respect of the U.S. Government Obligations or the specific payments of interest or principal due thereon evidenced by such depositary receipts, or (iv) any combination of the foregoing U.S. Government Obligations (including any securities described in clause (i) or (ii) issued or held in book-entry form on the books of the Federal Reserve Bank of New York).

          "vice president" when used with respect to the Issuer or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title of "vice president."

          "Yield to Maturity" means the yield to maturity on a series of securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

                                  ARTICLE TWO

                                   SECURITIES

              SECTION 2.1 FORMS GENERALLY. The Securities of each series shall be in the form (not inconsistent with this Indenture) as shall be established by or pursuant to a resolution of the Board of Directors or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities.

              The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

              SECTION 2.2 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION. The Trustee's certificate of authentication on all Securities shall be in substantially the following form:

              This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                               First Fidelity Bank,
                                              National Association,
                                                    as Trustee


                                        By
                                           ----------------------------
                                                Authorized Officer

              SECTION 2.3 AMOUNT UNLIMITED; ISSUABLE IN SERIES. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

              The Securities may be issued in one or more series. There shall be established in or pursuant to a resolution of the Board of Directors and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

              (1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

              (2) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 2.8, 2.9, 2.11 or 12.3);

              (3) the date or dates on which the principal of the Securities of the series is payable;

              (4) the rate or rates or the method by which such rate or rates are determined at which the Securities of the series, or any Tranche thereof, shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of holders to whom interest is payable;

              (5) the place or places where the principal and any interest on Securities of the series, or any Tranche thereof, shall be payable;

              (6) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series, or any Tranche thereof, may be redeemed, in whole or in part, at the option of the Issuer, pursuant to any sinking fund, defeasance or otherwise;

              (7) the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the series, or any Tranche thereof, pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Securities of the series, or any Tranche thereof, shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

              (8) if other than denominations of $1,000 and any multiple thereof for Securities denominated in Dollars, the denominations in which Securities of the series, or any Tranche thereof, shall be issuable;

              (9) if other than the principal amount thereof, the portion of the principal amount of Securities of the series, or any Tranche thereof, which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 5.1 or provable in bankruptcy pursuant to Section 5.2;

              (10) any Events of Default with respect to the Securities of the series, if not set forth herein;

              (11)     the forms of the Securities of the series;

              (12) if other than Dollars, the coin or currency or currencies, or currency unit or units, in which payment of the principal of (and premium, if any) and interest, if any, on any of the Securities of the series, or any Tranche thereof, shall be payable and the Exchange Rate Agent, if any, for such series;

              (13) if the principal of (and premium, if any) or interest, if any, on any of the Securities of the series, or any Tranche thereof, are to be payable at the election of the Issuer or a holder thereof, or under some or all other circumstances, in a coin or currency or currencies, or currency unit or units, other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made, or the other circumstances under which any of the Securities are to be so payable, and any provision requiring the holder to bear currency exchange costs by deduction from such payments;

              (14) if the amount of payments of principal (and premium, if any) or interest, if any, on any of the Securities of the series, or any Tranche thereof, may be determined with reference to an index based on (i) a coin or currency or currencies, or currency unit or units, other than that in which such Securities are stated to be payable, or a commodity or commodities or (ii) any method not inconsistent with the provisions of this Indenture specified in or pursuant to such resolution of the Board of Directors, then in each case (i) and (ii), the manner in which such amounts shall be determined;

              (15) whether the Securities shall be issued, in whole or in part, in the form of one or more Global Securities and, in such case,
         (a) the Depositary therefor and (b) the terms and conditions, if any, upon which any such Global Security may be exchanged in whole or in part for definitive Securities represented thereby, other than as set forth in Section 2.14 hereof;

              (16) any other terms of the Securities of the series, or any Tranche thereof (which terms shall not be inconsistent with the provisions of this Indenture); and

              (17) any trustees, authenticating or paying agents, warrant agents, transfer agents or registrars with respect to the Securities of the series.

              All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors or in any such indenture supplemental hereto. With respect to Securities of a series subject to a Periodic Offering, general terms or parameters for Securities of such series may be stated, providing either that the specific terms of particular Securities of such series shall be specified in a Company Order or that such terms shall be determined by the Issuer or its agents in accordance with a Company Order as contemplated by the last paragraph of Section 2.4.

              SECTION 2.4 AUTHENTICATION AND DELIVERY OF SECURITIES. At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Securities to or upon a Company Order without any further action by the Issuer; provided that, with respect to Securities of a series subject to a Periodic Offering (a) such Company Order may be delivered by the Issuer to the Trustee prior to the delivery to the Trustee of such Securities for authentication and delivery, (b) the Trustee shall authenticate and deliver Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, pursuant to a Company Order or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Company Order, (c) the maturity date or dates, original issue date or dates, interest rate or rates and any other terms of Securities of such series shall be determined by Company Order or pursuant to such procedures and (d) if provided for in such procedures, such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Issuer or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon:

              (1) certified copies of the Articles of Incorporation and By-Laws of the Company (or an Officers' Certificate with respect to any amendments thereto) and of any resolution or resolutions of the Board of Directors authorizing the action taken pursuant to the resolution or resolutions delivered under clause (2) below;

              (2) a copy of any resolution or resolutions of the Board of Directors relating to such series, in each case certified by the Secretary or an Assistant Secretary of the Issuer;

              (3)      an executed supplemental indenture, if any;

              (4) an Officers' Certificate setting forth (i) the form and terms of the Securities as required pursuant to Sections 2.1 and 2.3, respectively and (ii) the Yield to Maturity of the Securities;

              (5)      an Opinion of Counsel prepared in accordance with
         Section 11.5 which shall also state

                       (a) that the form or forms and terms of such Securities have been established by or pursuant to a resolution of the Board of Directors or by a supplemental indenture as permitted by Sections 2.1 and 2.3 in conformity with the provisions of this Indenture;

                       (b) that such Securities, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer;

                       (c) that all laws, requirements and consents in respect of the execution and delivery by the Issuer of such Securities have been complied with; and

                       (d) such other matters as the Trustee may reasonably request;

         provided, however, that, with respect to Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication of Securities of such series and that the opinions described in clauses (a) and (b) above may state, respectively,

                       (x) that, when the terms of such Securities shall have been established pursuant to a Company Order or pursuant to such procedures as may be specified from time to time by a Company Order, all as contemplated by and in accordance with an Officers' Certificate authorized by or pursuant to a Resolution of the Board of Directors, such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of this Indenture; and

                       (y) that such Securities when (1) executed by the Company, (2) completed, authenticated and delivered by the Trustee in accordance with this Indenture, (3) issued and delivered by the Issuer and (4) paid for, all as contemplated by and in accordance with the aforesaid Company Order or specified procedures, as the case may be, will have been duly issued under this Indenture and will constitute valid and legally binding obligations of the Issuer, entitled to the benefits provided by the Indenture, and enforceable in accordance with their terms, subject, as to enforcement, to laws and principles of equity relating to or affecting generally the enforcement of creditors' rights, including without limitation bankruptcy and insolvency laws.

                 With respect to Securities of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Issuer of any of such Securities, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and other documents delivered pursuant to Sections 2.1 and 2.3 and this Section, as applicable, at or prior to the time of the first authentication of Securities of such series unless and until such opinion or other documents have been superseded or revoked. In connection with the authentication and delivery of Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to assume that the Issuer's instructions to authenticate and deliver such Securities do not violate any rules, regulations or orders of any governmental agency or commission having jurisdiction over the Issuer.

                 The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees and/or vice presidents shall determine that such action would expose the Trustee to personal liability to existing holders.

                 Notwithstanding the provisions of Section 2.3 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 2.3 or clause (4) of the first paragraph of this Section or the Company Order and Opinion of Counsel otherwise required pursuant to this Section at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued. If the resolution of the Board of Directors or supplemental indenture establishing such Securities shall so permit, such Company Order may set forth procedures acceptable to the

Trustee for the issuance of such Securities, including procedures to determine the interest rate or rates, stated maturity or maturities, date or dates of issuance and other terms of such Securities, and such Company Order or procedures may authorize authentication and delivery of Securities pursuant to oral instructions from the Issuer or its authorized agent, which instructions shall be promptly confirmed in writing.

                 SECTION 2.5 EXECUTION OF SECURITIES. The Securities shall be signed on behalf of the Issuer by both (a) its chairman of the Board of Directors or any vice chairman of the Board of Directors or its president or any vice president and (b) by its treasurer or any assistant treasurer or its secretary or any assistant secretary, under its corporate seal which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

          In case any officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Issuer; and any Security may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such officer.

          SECTION 2.6 CERTIFICATE OF AUTHENTICATION. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

          SECTION 2.7 DENOMINATION AND DATE OF SECURITIES; PAYMENTS OF INTEREST. The Securities of each series shall be issuable as registered securities without coupons and in such denominations as shall be specified as contemplated by Section 2.3. In the absence of any such specification with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any multiple thereof. The Securities of each series shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Issuer executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

          Each Security shall be dated the date of its authentication. The Securities of each series shall bear interest, if any, from the applicable date and shall be payable on such dates, in each case, as shall be specified on the face of the form of security.

          The person in whose name any Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date for such series, in which case such defaulted interest shall be paid to the persons in whose names outstanding Securities of such series are registered at the close of business on a subsequent record date (which shall be not less than five business days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the holders of Securities not less than 15 days preceding such subsequent record date.

          SECTION 2.8 REGISTRATION, TRANSFER AND EXCHANGE. The Issuer will keep at each office or agency to be maintained for the purpose as provided in
Section 3.2 a register or registers for each series of

Securities issued hereunder in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities of such series as in this Article provided. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

          Upon due presentation for registration of transfer of any Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.2, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series in authorized denominations for a like aggregate principal amount and tenor, having the same terms and conditions.

          Any Security or Securities of any series may be exchanged for a Security or Securities of the same series in other authorized denominations, in an equal aggregate principal amount and of like tenor, having the same terms and conditions. Securities of any series to be exchanged shall be surrendered at any office or agency to be maintained by the Issuer for the purpose as provided in Section 3.2, and the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities of the same series which the Securityholder making the exchange shall be entitled to receive and of like tenor, having the same terms and conditions, bearing numbers not contemporaneously outstanding.

          All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

          The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

          The Issuer shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days next preceding the first mailing of notice of redemption of Securities of such series to be redeemed, or (b) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed after the redemption date.

          All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

          SECTION 2.9 MUTILATED, DEFACED, DESTROYED, LOST AND STOLEN SECURITIES. In case any temporary or definitive Security of any series shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver, a new Security of the same series and of like tenor, having the same terms and conditions, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

          Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

          Every substitute Security of any series issued pursuant to the provisions of this Section by virtue of the fact that any Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

          SECTION 2.10 CANCELATION OF SECURITIES; DESTRUCTION THEREOF. All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancelation or, if surrendered to the Trustee, shall be canceled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy canceled Securities held by it and deliver a certificate of destruction to the Issuer. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

          SECTION 2.11 TEMPORARY SECURITIES. Pending the preparation of definitive Securities of any series, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities of such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities of such series, unless the Securities of a series are to be issued as Global Securities pursuant to Section 2.14, and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series a like aggregate principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series.

          SECTION 2.12 COMPUTATION OF INTEREST. Except as otherwise contemplated by Section 2.3 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

         SECTION 2.13. PAYMENT IN CURRENCIES.

                 (a) Payment of the principal of (and premium, if any) and interest on the Securities of any series shall be made in the currency or currencies or units specified pursuant to
         Section 2.3(12); provided that in the case of Securities of a series denominated in Foreign Currencies the holder of a Security of such series may elect to receive such payment in Dollars if authorized pursuant to Section 2.3(13).

                A holder may make such election by delivering to the Trustee a written notice thereof, substantially in the form set forth in Section 2.13(f), or in such other form as may be acceptable to the Trustee, not later than the close of business on the record date immediately preceding the applicable payment date. Such election shall remain in effect with respect to such holder until such holder delivers to the Trustee a written notice rescinding such election, provided that any such notice must be delivered to the Trustee not later than the close of business on the record date immediately preceding the next interest payment date or the fifteenth day preceding the maturity of an installment of principal, as the case may be, in order to be effective for the payment to be made thereon; and provided further that no such rescission may be made with respect to payments to be made on any Security with respect to which notice of redemption has been given by the Issuer pursuant to Article Twelve. Upon request, the Trustee will mail a copy of the form of notice as set forth in Section 2.13(f) to any holder requesting a copy thereof to the address of such holder set forth in such request.

              (b) If at least one holder has made the election referred to in subsection (a) above to receive payments in Dollars on a series of Securities denominated in one or more Foreign Currencies, then the Trustee shall deliver to the Issuer, not later than the fourth business day after the record date with respect to an interest payment date or the 10th day immediately preceding the maturity of an installment of principal, as the case may be, a written notice specifying the amount of principal of (and premium, if any) and interest on such series of Securities to be paid in Dollars on such payment date.

              (c)     Except as otherwise specified as contemplated by Section
         2.3 of the Indenture, if at least one holder has made the election referred to in subsection (a) above to receive payments in Dollars on a series of Securities denominated in one or more Foreign Currencies, then the amount receivable by holders of a series of Securities who have elected payment in Dollars shall be determined by the Issuer on the basis of the applicable Exchange Rate set forth in the applicable Exchange Rate Officer's Certificate. The Issuer shall deliver, not later than the eighth day following each record date or the sixth day immediately preceding the maturity of an installment of principal, as the case may be, to the Trustee an Exchange Rate Officer's Certificate in respect of the payments to be made to such holders on such payment date.

              (d)(i) If the Foreign Currency in which a series of Securities is denominated is not available to the Issuer for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Issuer, then with respect to each date for the payment of principal of (and premium, if any) and interest on such series of Securities occurring after the final date on which the Foreign Currency was so used, all payments with respect to the Securities of any such series shall be made in Dollars. If payment is to be made in Dollars to the holders of any such series of Securities pursuant to the provisions of the preceding sentence, then the amount to be paid in Dollars on a payment date by the Issuer to the Trustee and by the Trustee or any paying agent to holders shall be determined by an Exchange Rate Agent and shall be equal to the sum obtained by converting the specified Foreign
         Currency into Dollars at the Exchange Rate on the second business day preceding such interest payment date or the second business day preceding the maturity of an installment of principal, as the case may be, or if no rate is quoted for such Foreign Currency, the last date such rate is quoted.

               (ii) If the ECU ceased to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or is not available due to circumstances beyond the control of the Issuer, or if any other composite currency in which a Security is denominated or payable ceases to be used for the purposes for which it was established or is not available due to circumstances beyond the control of the Issuer, then with respect to each date for the payment of principal of (and premium, if any) and interest on a series of Securities denominated in ECU or such other composite currency, as appropriate (the "Conversion Date"), occurring after the last date on which the ECU or such other composite currency was so used, all payments with respect to the Securities of any such series shall be made in Dollars.

              If payment with respect to Securities of a series denominated in ECU or any other composite currency is to be made in Dollars pursuant to the provisions of the preceding paragraph, then the amount to be paid in Dollars on a payment date by the Issuer to the Trustee and by the Trustee or any paying agent to holders shall be determined by an Exchange Rate Agent and shall be equal to the sum of the amounts obtained by converting each Component of such composite currency into Dollars at its respective Exchange Rate on the second business day preceding such interest payment date or on the second business day preceding the maturity of an installment of principal, as the case may be, multiplied by the number of ECU or units of such other composite currency, as appropriate, that would have been so paid had the ECU or such other composite currency, as appropriate, not ceased to be so used.

              (e) All decisions and determinations of an Exchange Rate Agent regarding the Exchange Rate or conversion of Foreign Currency into Dollars pursuant to subsection (d)(i) above or the conversion of ECU or any other composite currency into Dollars pursuant to subsection
         (d)(ii) shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Issuer, the Trustee, any paying agent and all holders of the Securities. If a Foreign Currency in which payment of a series of Securities may be made, pursuant to subsection (a) above, is not available to the Issuer for making payments thereof due to the imposition of exchange controls or other circumstances beyond the control of the Issuer, the Issuer, after learning thereof, will give notice thereof to the Trustee immediately (and the Trustee promptly thereafter will give notice to the holders in the manner provided in Section 11.4) specifying the last date on which the Foreign Currency was used for the payment of principal of (and premium, if any) or interest on such series of Securities. In the event the ECU ceases to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or is not available due to circumstances beyond the control of the Issuer, or any other composite currency in which a Security is denominated or payable ceases to be used for the purposes for which it was established or is not available due to circumstances beyond the control of the Issuer, the Issuer, after learning thereof, will give notice thereof to the Trustee immediately (and the Trustee promptly thereafter will give notice to the holders in the manner provided in Section 11.4). In the event of any subsequent change in any Component, the Company, after learning thereof, will give notice to the Trustee similarly (and the Trustee promptly thereafter will give notice to the holders in the manner provided in Section 11.4). The Trustee shall be fully justified and protected in relying and acting upon the information so received by it from the Issuer and shall not otherwise have any duty or obligation to determine such information independently.

              (f) Form of election to receive payments in Dollars or to rescind such election:

              The undersigned, registered owner of certificate number (the "Certificate"), representing [name of series of Securities] (the "Securities") in an aggregate principal amount of , hereby

                   (a) elects to receive all payments in respect of the Securities in Dollars. Subject to the terms and conditions set forth in the Indenture under which the Securities were issued, this election shall take effect on the next record date after this election form is received by the Trustee and shall remain in effect until it is rescinded by the undersigned or until the Certificate is transferred or paid in full at maturity.

                                     [or]

                   (b) rescinds the election previously submitted by the undersigned to receive all payments in respect of the Securities in Dollars represented by the Certificate. Subject to the terms and conditions set forth in the Indenture, this rescission shall take effect on the next record date after this election form is received by the Trustee.

                     The undersigned acknowledges that, except as provided in
               the Indenture, any costs incurred by or on behalf of the Company in connection with the conversion of foreign currency into Dollars shall be borne by the undersigned through deduction from payments required to be made to the undersigned pursuant to the terms of the Indenture.

                     All capitalized terms used herein, unless otherwise
               defined herein, shall have the meanings assigned to them in the Indenture.

                                                     -------------------------
                                                           (Name of Owner)


                                                     -------------------------
                                                         (Signature of Owner)

         SECTION 2.14  SECURITIES ISSUABLE IN THE FORM OF A GLOBAL SECURITY.

               (a) If the Issuer shall establish pursuant to Sections 2.1 and 2.3 that the Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Issuer shall execute and the Trustee shall authenticate and deliver, such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the outstanding

         Securities of such series to be represented by such Global Security or Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction and (iv) shall bear a legend substantially to the following effect:

                     "Unless and until it is exchanged in whole or in part for
                   the individual Securities represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

                           (b)     Notwithstanding any other provision of this
                     Section 2.14 or of Section 2.8, subject to the provisions of paragraph (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Securities, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 2.8, only to a nominee of the Depositary for such Global Security, or to the Depositary, or to a successor Depositary for such Global Security selected or approved by the Issuer, or to a nominee of such successor Depositary.

                           (c)(i) If at any time the Depositary for a Global Security notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for the Securities of such series or part thereof shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Issuer shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

                               (ii) The Issuer may at any time and in its sole discretion determine that the Securities of any series issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Issuer will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange in whole or in part for such Global Security will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities representing such series in exchange for such Global Security or Securities.

                                (iii) If specified by the Issuer pursuant to
                     Sections 2.1 and 2.3 with respect to Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Issuer and such

                     Depositary. Thereupon the Issuer shall execute, and the Trustee shall authenticate and deliver, without service charge, (1) to each person specified by such Depositary a new Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such person in aggregate principal amount equal to and in exchange for such person's beneficial interest in the Global Security; and (2) to such Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to beneficial holders thereof.

                                (iv) In any exchange provided for in any of the preceding three subparagraphs of this paragraph (c), the Issuer will execute and the Trustee will authenticate and deliver individual Securities in definitive registered form in authorized denominations. Upon the exchange of a Global Security for individual Securities, such Global Security shall be canceled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities at its Corporate Trust Office to the persons in whose names such Securities are so registered.

                      (d) No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the owner or holder of such Global Security for all purposes whatsoever. Neither the Issuer nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any Global Security or any other Security issued in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                                 ARTICLE THREE

                            COVENANTS OF THE ISSUER

              SECTION 3.1 PAYMENT OF PRINCIPAL AND INTEREST. The Issuer covenants and agrees for the benefit of the respective holders from time to time of each series of Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities of such series at the place or places, at the respective times and in the manner provided in such Securities. Each installment of interest on the Securities of any series may be paid by mailing checks for such interest payable to or upon the written order of the holders of Securities entitled thereto as they shall appear on the registry books of the Issuer.

              SECTION 3.2 OFFICES FOR PAYMENTS, ETC. So long as any of the Securities of any series remain outstanding, the Issuer will maintain in the Borough of Manhattan, The City of New York, the following for such series: (a) an office or agency where the Securities may be presented for payment, (b) an office or agency where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided and (c) an office or agency where notices and demands to or upon the Issuer in respect of the Securities or of this Indenture may be served. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. The Issuer hereby initially designates the office or agency as shall be specified as contemplated by Section 2.3 for each such purpose. In case the Issuer shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

              SECTION 3.3 APPOINTMENT TO FILL A VACANCY IN OFFICE OF TRUSTEE. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

             SECTION 3.4 PAYING AGENTS. Whenever the Issuer shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

                      (a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities of such series) in trust for the benefit of the holders of the Securities of such series or of the Trustee, and

                      (b) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable.

              The Issuer will, on or prior to each due date of the principal of or interest on the Securities of such series, deposit with the paying agent a sum sufficient to pay such principal or interest so becoming due, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

              If the Issuer shall act as its own paying agent, it will, on or before each due date of the principal of or interest on the Securities of any series, set aside, segregate and hold in trust for the benefit of the holders of the Securities of such Series a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

              Anything in this Section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Issuer or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

              Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 10.3 and 10.4.

              SECTION 3.5 WRITTEN STATEMENT TO TRUSTEE. The Issuer will deliver to the Trustee on or before May 15 in each year (beginning with 1995) a written statement (which need not comply with Section 11.5) as to whether or not to the best knowledge of the signers thereof the Isuuer is in default in the performance and observance of the terms, provisions, covenants and conditions of this Indenture (without regard to any period of grace or requirements of notice provided hereunder) and if the Issuer shall be in default, specifying all such defaults and the nature and status thereof of which the signers may have knowledge. At least one signatory to such statement shall be the principal executive officer, principal financial officer or principal accounting officer of the Issuer.

              SECTION 3.6 LIMITATIONS ON LIENS. Except to the extent provided in Section 3.8, the Company will not create or assume, and will not permit any Restricted Subsidiary to create or assume, any mortgage, security interest, pledge or lien (collectively in this Article Three referred to as "lien") of or upon any Principal Property or shares of capital stock or indebtedness of any Restricted Subsidiary, whether owned at the date of this Indenture or thereafter acquired, without making effective provision, and the Company in such case will make or cause to be made effective provision, whereby the outstanding Securities shall be secured by such lien equally and ratably with any and all other indebtedness or obligations thereby secured, so long as such other indebtedness or obligations shall be so secured; provided that the foregoing shall not apply to any of the following:

              (1) liens on any Principal Property (including any underlying real estate) acquired, constructed or improved by the Company or any Restricted Subsidiary after the date of this

         Indenture which are created or assumed contemporaneously with, or within 120 days after (or in the case of any such Principal Property which is being financed on the basis of long-term contracts or similar financing arrangements for which a firm commitment is made by one or more banks, insurance companies or other lenders or investors (not including the Company or any Restricted Subsidiary), then within 360 days after), the completion of such acquisition, construction or improvement to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, or liens on any Principal Property at the time of acquisition thereof;

              (2) liens on property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with the Issuer or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Issuer or a Restricted Subsidiary;

              (3) liens on property or shares of capital stock or indebtedness of a corporation existing at the time such corporation becomes a Restricted Subsidiary;

              (4) liens to secure indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary, but only so long as such indebtedness is held by the Company or a Restricted Subsidiary;

              (5) liens in favor of the United States of America or any State thereof, or any department, agency or political subdivision of the United States of America or any State thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute, including, without limitation, liens to secure indebtedness of the pollution control or industrial revenue bond type, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such liens;

              (6) liens in favor of any customer arising in respect of partial, progress, advance or other payments made by or on behalf of such customer for goods produced for or services rendered to such customer in the ordinary course of business not exceeding the amount of such payments;

              (7) liens for the sole purpose of extending, renewing or replacing in whole or in part any lien referred to in the foregoing clauses (1) to (6), inclusive, or in this clause (7), or any lien created prior to and existing on the date of this Indenture, provided that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property subject to the lien so extended, renewed or replaced (plus improvements on such property);

              (8) mechanics', workmen's, repairmen's, materialmen's, carriers' or other similar liens arising in the ordinary course of business;

              (9) liens created by or resulting from any litigation or proceedings which are being contested in good faith; liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review; or liens incurred by the Company or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company or such Restricted Subsidiary is a party; or

              (10) liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord's liens on property held under lease, and tenants' rights under leases; easements; and any other liens of a nature similar to those hereinabove described in this clause (10) which do not, in the opinion of the Company, materially impair the use of such property in the operation of the business of the Company or a Restricted Subsidiary or the value of such property for the purposes of such business.

              SECTION 3.7 LIMITATION ON SALE AND LEASE-BACK. Except to the extent provided in Section 3.8, the Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), which property has been owned and operated by the Issuer or any Restricted Subsidiary for more than 120 days and has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person (in this Article Three referred to as a "Sale and Lease-Back Transaction") unless either (a) the Issuer or such Restricted Subsidiary would be entitled to incur indebtedness secured by a lien on such property without equally and ratably securing the Securities pursuant to the provisions of Section 3.6, or (b) the Company shall apply an amount equal to the Attributable Debt of such Sale and Lease-Back Transaction to (i) the acquisition of another Principal Property of equal or greater fair market value, or (ii) the retirement of indebtedness for borrowed money (excluding indebtedness under a revolving loan facility, unless the commitment is reduced by the amount of such payment), including the Securities, incurred or assumed by the Company or any Restricted Subsidiary (other than indebtedness for borrowed money (excluding indebtedness under a revolving loan facilit, unless the commitment is reduced by the receipt of such payment), owed to the Company or any Restricted Subsidiary) which by its terms matures on, or is extendable or renewable at the option of the obligor to, a date more than twelve months after the date of the creation of such indebtedness.

              SECTION 3.8 EXEMPTION FROM LIMITATION ON LIENS AND SALE AND LEASE-BACK. Notwithstanding the provisions of Sections 3.6 and 3.7, the Company and its Restricted Subsidiaries may nevertheless create or assume liens and enter into Sale and Lease-Back Transactions, which would otherwise require securing of the Securities, the acquisition of another Principal Property or the retirement of indebtedness for borrowed money under said provisions, provided that the aggregate amount of all such liens and Sale and Lease-Back Transactions permitted by this Section 3.8 at any time outstanding (as measured by all indebtedness secured by all such liens then outstanding or to be so created or assumed and the Attributable Debt of all such Sale and Lease-Back Transactions then outstanding or to be so entered into) shall not exceed 5% of Consolidated Net Tangible Assets, as determined in accordance with the most recent published consolidated balance sheet of the Company.

              SECTION 3.9 SECURITIES TO BE SECURED IN CERTAIN EVENTS OF MERGER, CONSOLIDATION, ETC. If, upon any consolidation or merger of the Company with or into any other corporation, or upon any sale, conveyance or lease of all or substantially all the property of the Company to any other corporation, any Principal Property would thereupon become subject to any lien, the Company, prior to such consolidation, merger, sale, conveyance or lease, will secure the Securities outstanding hereunder, equally and ratably with any other obligations of the Company then entitled thereto, by a direct lien on all such Principal Property prior to all liens other than any theretofore existing thereon.

                                  ARTICLE FOUR

                SECURITYHOLDERS' LISTS AND REPORTS BY THE ISSUER
                                AND THE TRUSTEE


              SECTION 4.1 ISSUER TO FURNISH TRUSTEE INFORMATION AS TO NAMES AND ADDRESSES OF SECURITYHOLDERS. The Issuer covenants and agrees that it will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Securities of each series:

              (a) semi-annually not more than 15 days after each record date for the payment of semi-annual interest on such Securities, as hereinabove specified, as of such record date and semi-annually on dates to be determined pursuant to Section 2.3 for non-interest bearing securities in each year, and

              (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished, provided that if and so long as the Trustee shall be the Security registrar for such series, such list shall not be required to be furnished.

          SECTION 4.2 PRESERVATION AND DISCLOSURE OF SECURITYHOLDERS LISTS.
(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of each series of Securities contained in the most recent list furnished to it as provided in Section 4.1 or maintained by the Trustee in its capacity as Security registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 4.1 upon receipt of a new list so furnished.

          (b) In case three or more holders of Securities (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Securities of a particular series (in which case the applicants must all hold Securities of such series) or with holders of all Securities with respect to their rights under this Indenture or under such Securities and it is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

              (i) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, or

              (ii) inform such applicants as to the approximate number of holders of Securities of such series or all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this Section, and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

              If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Securityholder of such series or all Securities, as the case may be, whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Securities of such series or all Securities, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

              (c) Each and every holder of Securities, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Securities in accordance with the provisions of subsection
(b) of this Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

              SECTION 4.3 REPORTS BY THE ISSUER.  The Issuer covenants:

              (a) to file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or if the Issuer is not required to file information, documents, or reports pursuant to either of such Sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 as amended in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

              (b) to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Issuer with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and

              (c) to transmit by mail to the holders of Securities, within 30 days after the filing thereof with the Trustee such summaries of any information, documents and reports required to be filed by the Issuer pursuant to subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

              SECTION 4.4 REPORTS BY THE TRUSTEE. The Trustee shall transmit to the Securityholders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act of 1939, at the times and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than August 15 in each calender year, commencing in 1995.

                  A copy of each such report shall, at the time of such transmission to Securityholders, be furnished to the Issuer and be filed by the Trustee with each stock exchange upon which the Securities of any applicable series are listed and also with the Commission. The Issuer agrees to notify the Trustee with respect to any series when and as the Securities of such series become admitted to trading on any national securities exchange.

                                  ARTICLE FIVE

                  REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                              ON EVENT OF DEFAULT


              SECTION 5.1 EVENT OF DEFAULT DEFINED; ACCELERATION OF MATURITY; WAIVER OF DEFAULT. "Event of Default" whenever used herein with respect to Securities of any series means any one of the following events and such other events as may be established with respect to the Securities of such series as contemplated by Section 2.3 hereof (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body).

              (a) default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

              (b) default in the payment of all or any part of the principal on any of the Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

              (c) default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of a Security of that series; or

              (d) failure on the part of the Issuer duly to observe or perform any other of the covenants or agreements on the part of the Issuer in this Indenture (other than those set forth exclusively in the terms of any series of Securities established as contemplated in this Indenture) continued for a period of 90 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Issuer remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Issuer by the Trustee, or to the Issuer and the Trustee by the holders of at least 25% in aggregate principal amount of the Securities at the time outstanding; or

              (e) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

              (f) the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or for any substantial part of its property, or make any general assignment for the benefit of creditors.

              If an Event of Default described in clause (a), (b) or (c) or established pursuant to Section 2.3 with respect to the Securities of any series at the time outstanding occurs and is continuing, then, and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities of such series then outstanding hereunder, by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of such series then outstanding and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (d), (e) or (f) occurs and is continuing, then and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of all the Securities then outstanding hereunder (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal (or, if any Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of all the Securities then outstanding and interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

          The foregoing provisions, however, are subject to the condition that if, at any time after the principal (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of such series (or of all the Securities, as the case may be) and the principal of any and all Securities of such series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series (or at the respective rates of interest or Yields to Maturity of all the Securities, as the case may be) to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein--then and in every such case the holders of a majority in aggregate principal amount of the Securities of such series (or of all the Securities, as the case may be) then outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults with respect to such series (or with respect to all Securities, as the case may be--in such case, treated as a single class) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

          SECTION 5.2 COLLECTION OF INDEBTEDNESS BY TRUSTEE; TRUSTEE MAY PROVE DEBT. The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, whether upon maturity of the Securities for such series or upon any redemption or by declaration or otherwise, then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the holders of the Securities of such series the whole amount that then shall have become due and payable on all Securities of such series for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.

              Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Securities of any series to the registered holders, whether or not the Securities of such series be overdue.

              In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon such Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Securities, wherever situated the moneys adjudged or decreed to be payable.

              In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities of any series under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

              (a) to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Securityholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor,

              (b) unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities of any series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

              (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

              Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan or reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

              All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the holders of the Securities of each series in respect of which such action was taken.

              In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Securities of each series in respect of which such action was taken, and it shall not be necessary to make any holders of the Securities parties to any such proceedings.

              SECTION 5.3 APPLICATION OF PROCEEDS. Any moneys collected by the Trustee pursuant to this Article shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of such series if only partially paid, or upon surrender thereof if fully paid:

              FIRST: To the payment of costs and expenses applicable to such series, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith;

              SECOND: In case the principal of the Securities in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

              THIRD: In case the principal of the Securities in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest; and

              FOURTH: To the payment of the remainder, if any, to the Issuer or any other person lawfully entitled thereto.

              SECTION 5.4 SUITS FOR ENFORCEMENT. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

          SECTION 5.5 RESTORATION OF RIGHTS ON ABANDONMENT OF PROCEEDINGS. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

          SECTION 5.6 LIMITATIONS ON SUITS BY SECURITYHOLDERS. No holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Securities of such series then outstanding, or, in the case of any Event of Default described in clause (d), (e) or (f) of Section 5.1, 25% in aggregate principal amount of all Securities then outstanding, shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.9; it being understood and intended, and being expressly covenanted by the taker and holder of every Security with every other taker and holder and the Trustee, that no one or more holders of Securities of any series shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Securities, or to obtain or seek to obtain priority over or preference to any other such holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities of the applicable series. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 5.7 UNCONDITIONAL RIGHT OF SECURITYHOLDERS TO INSTITUTE CERTAIN SUITS. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any holder of any Security to receive payment of the principal of and interest on such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

          SECTION 5.8 POWERS AND REMEDIES CUMULATIVE; DELAY OR OMISSION NOT WAIVER OF DEFAULT. Except as provided in Section 2.9, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          No delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.6, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

SECTION 5.9 CONTROL BY SECURITYHOLDERS. The holders of a majority in aggregate principal amount of the Securities of each series affected (with each series voting as a separate class) at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 6.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or responsible officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction shall be unduly prejudicial to the interests of holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 6.1) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such holders.

          Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

          SECTION 5.10 WAIVER OF PAST DEFAULTS. Prior to the declaration of the maturity of the Securities of any series (or of all the Securities, as the case may be) as provided in Section 5.1, the holders of a majority in aggregate principal amount of the Securities of such series at the time outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default described in clause (c) of Section 5.1 or any other Event of Default for such series specified in the terms thereof as contemplated by Section 2.3 (or, in the case of an event specified in clause (d), (e) or (f) of Section 5.1, the holders of a majority in aggregate principal amount of all the Securities then outstanding (voting as one class) may waive any such default or Event of Default), and its consequences except a default (a) in the payment of principal of or interest on any of the Securities or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each Security affected. In the case of any such waiver, the Issuer, the Trustee and the holders of the Securities of such series (or of all of the Securities, as the case may be) shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          SECTION 5.11 TRUSTEE TO GIVE NOTICE OF DEFAULT, BUT MAY WITHHOLD IN CERTAIN CIRCUMSTANCES. The Trustee shall transmit to the Securityholders of any series, as the names and addresses of such holders appear on the registry books, notice by mail of all defaults which have occurred with respect to such series known to the Trustee, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term "default" or "defaults" for the purposes of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of or interest on any of the Securities of such series or in the making of any sinking fund payment with respect to such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or responsible officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series.

          SECTION 5.12 RIGHT OF COURT TO REQUIRE FILING OF UNDERTAKING TO PAY COSTS. All parties to this Indenture agree, and each holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such series (or, in the case of any suit relating to or arising under clause (d), (e) or (f) of Section 5.1, 10% in aggregate principal amount of all Securities) outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security.

                                  ARTICLE SIX

                             CONCERNING THE TRUSTEE

          SECTION 6.1 DUTIES AND RESPONSIBILITIES OF THE TRUSTEE; DURING DEFAULT; PRIOR TO DEFAULT. With respect to the holders of any series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of such series and after the curing or waiving of all Events of Default which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a series has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

          (a) prior to the occurrence of an Event of Default with respect to the Securities of any series and after the curing or waiving of all such Events of Default with respect to such series which may have occurred:

                   (i) the duties and obligations of the Trustee with respect to the Securities of any Series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                   (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

          (b) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer or responsible officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders pursuant to Section 5.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

          None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

             SECTION 6.2 CERTAIN RIGHTS OF THE TRUSTEE. Subject to Section 6.1:

             (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

             (b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

             (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

             (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

             (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

             (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the holders of not less than a majority in aggregate principal amount of the Securities of all series affected then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this

         Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Issuer or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Issuer upon demand;

             (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder; and

             (h) The Trustee shall not be charged in the knowledge of any default or Event of Default with respect to any Securities of any series unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of the deault or Event of Default or (ii) written notice of such default or Event of Default shall have been given to the Trustee in accordance with the terms of the Indenture.

             SECTION 6.3 TRUSTEE NOT RESPONSIBLE FOR RECITALS, DISPOSITION OF SECURITIES OR APPLICATION OF PROCEEDS THEREOF. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

          SECTION 6.4 TRUSTEE AND AGENTS MAY HOLD SECURITIES; COLLECTIONS, ETC. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 6.8 and 6.13, if operative, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

          SECTION 6.5 MONEYS HELD BY TRUSTEE.  Subject to the provisions of
Section 10.4 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

          SECTION 6.6 COMPENSATION AND INDEMNIFICATION OF TRUSTEE AND ITS PRIOR CLAIM. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Issuer also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities, and the Securities are hereby subordinated to such senior claim.

          SECTION 6.7 RIGHT OF TRUSTEE TO RELY ON OFFICERS' CERTIFICATE, ETC. Subject to Sections 6.1 and 6.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

          SECTION 6.8 QUALIFICATION OF TRUSTEE; CONFLICTING INTERESTS.
If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act of 1939, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act of 1939 and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

              SECTION 6.9 PERSONS ELIGIBLE FOR APPOINTMENT AS TRUSTEE. The Trustee for each series hereunder shall at all times be a person that is eligible pursuant to the Trust Indenture Act of 1939 to act as such and has combined capital and surplus of at least $100,000,000. Such corporation shall have its principal place of business in the Commonwealth of Pennsylvania or in the Borough of Manhattan, The City of New York, if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

SECTION 6.10 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Issuer and by mailing notice thereof by first-class mail to holders of the applicable series of Securities at their last addresses as they shall appear on the Security register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 5.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

              (b) In case at any time any of the following shall occur:

              (i)      the Trustee shall fail to comply with the provisions of
         Section 6.8 with respect to any series of Securities after written request therefor by the Issuer or by any Securityholder who has been a bona fide holder of a Security or Securities of such series for at least six months; or

              (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.9 and shall fail to resign after written request therefor by the Issuer or by any such Securityholder; or

              (iii) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.12, any Securityholder who has been a bona fide holder of a Security or Securities of such series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

              (c) The holders of a majority in aggregate principal amount of the Securities of one or more series (each series voting as a class) or of all series at the time outstanding may at any time remove the Trustee with respect to Securities of the applicable series or of all series, as the case may be, and appoint a successor trustee with respect to the Securities of the applicable series or of all series, as the case may be, by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 7.1 of the action in that regard taken by the Securityholders.

              (d) Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

              SECTION 6.11 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE. Any successor trustee appointed as provided in Section 6.10 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 10.4, pay over to the successor trustee all moneys at the time held by it hereunder with respect to such series and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.

          If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Issuer, the predecessor Trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

          No successor trustee with respect to any series of Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of
Section 6.8 and eligible under the provisions of Section 6.9.

          Upon acceptance of appointment by any successor trustee as provided in this Section 6.11, the Issuer shall mail notice thereof by first-class mail to the holders of Securities of any series for which such successor trustee is acting as trustee at their last addresses as they shall appear in the Security register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Issuer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

          SECTION 6.12 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF TRUSTEE. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 6.8 and eligible under the provisions of Section 6.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such series or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

          SECTION 6.13 PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE ISSUER. If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act of 1939 regarding the collection of claims against the Issuer (or any such other obligor).

                                 ARTICLE SEVEN

                         CONCERNING THE SECURITYHOLDERS

              SECTION 7.1 EVIDENCE OF ACTION TAKEN BY SECURITYHOLDERS. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in aggregate principal amount of the Securityholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.1 and 6.2) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article. For purposes of determining the principal amount of outstanding Securities of any series the Securityholders of which are required, requested or permitted to give any request, demand, authorization, direction, notice, consent, waiver or take any other action under the Indenture, each Security denominated in a Foreign Currency or composite currency shall be deemed to have a principal amount determined by an Exchange Rate Agent (as evidenced by a certificate of such Exchange Rate Agent) by converting the principal amount of such Security in the currency in which such Security is denominated into Dollars at the Exchange Rate as of the date of original issuance of such Security.

              SECTION 7.2 PROOF OF EXECUTION OF INSTRUMENTS AND OF HOLDING OF SECURITIES. Subject to Sections 6.1 and 6.2, proof of the execution of any instrument by a Securityholder or his agent or proxy and proof of the holding by any person of any of the Securities shall be sufficient for any purpose of this Indenture if made in the following manner:

              (a) The fact and date of the execution by any such person of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction within the United States of America authorized to take acknowledgments of deeds that the person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by an officer of a corporation, association or trust, trustee of a trust or a member of a partnership on behalf of such corporation, association, trust or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

              (b) The holding of Securities shall be proved by the Security register or by a certificate of any duly appointed registrar thereof.

              SECTION 7.3 HOLDERS TO BE TREATED AS OWNERS. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

              SECTION 7.4 SECURITIES OWNED BY ISSUER DEEMED NOT OUTSTANDING. In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 6.1 and 6.2, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all securities not listed therein are outstanding for the purpose of any such determination.

              SECTION 7.5 RIGHT OF REVOCATION OF ACTION TAKEN; ACTION OF HOLDERS BINDING ON FUTURE HOLDERS. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the holders of all the Securities affected by such action.

                                 ARTICLE EIGHT

                            SUPPLEMENTAL INDENTURES

              SECTION 8.1 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF SECURITYHOLDERS. The Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:

              (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets;

              (b) to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article Nine;

              (c) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of Securities (and if such Covenants are to be for the benefit of less than all series of Securities stating that such covenants are expressly being included solely for the benefit of such series) as its Board of Directors and the Trustee shall consider to be for the protection of the holders of such Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;

              (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Securities;

              (e) to provide for the issuance under this Indenture of Securities in coupon form (including Securities registrable as to principal only) and to provide for exchangeability of such Securities with Securities issued hereunder in fully registered form, and to make all appropriate changes for such purpose;

              (f) to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 2.3; and

              (g) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11.

              The Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of
Section 8.2.

          SECTION 8.2 SUPPLEMENTAL INDENTURES WITH CONSENT OF SECURITYHOLDERS. With the consent (evidenced as provided in Article Seven) of the holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time outstanding of all series affected by such supplemental indenture (voting as one class), the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities of each such series; provided, that no such supplemental indenture shall (a) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.1 or the amount thereof provable in bankruptcy pursuant to Section 5.2, or impair or affect the right of any Securityholder to institute suit for the payment thereof or the right of repayment, if any, at the option of the Securityholder without the consent of the holder of each Security so affected, or (b) reduce the aforesaid percentage of Securities of any series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of each Security so affected.

          Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of the Issuer authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Section 7.1 the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

          Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuer shall mail a notice thereof by first-class mail to the holders of Securities of each series affected thereby at their addresses as they shall appear on the registry books of the Issuer, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          SECTION 8.3 EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

          SECTION 8.4 DOCUMENTS TO BE GIVEN TO TRUSTEE. The Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture.

          SECTION 8.5 NOTATION ON SECURITIES IN RESPECT OF SUPPLEMENTAL INDENTURES. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Issuer or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities of such series then outstanding.

                                  ARTICLE NINE

                   CONSOLIDATION, MERGER, SALE OR CONVEYANCE

          SECTION 9.1 COVENANT NOT TO MERGE, CONSOLIDATE, SELL OR CONVEY PROPERTY EXCEPT UNDER CERTAIN CONDITIONS. Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation of the Issuer with, or merger of the Issuer into, any other corporation or corporations (whether or not affiliated with the Issuer), or successive consolidations or mergers to which the Issuer or its successor or successors shall be a party or parties, or shall prevent any sale, lease or conveyance of the property of the Issuer as an entirety or substantially as an entirety; provided, however, that either the Issuer shall be the continuing corporation or the successor corporation shall be a corporation organized and existing under the laws of the United States of America or a state thereof; and provided, further, and that the Issuer hereby covenants and agrees, that upon any such consolidation, merger, sale, lease or conveyance, the due and punctual payment of the principal of and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Issuer, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Issuer shall have been merged, or which shall have acquired such property.

          SECTION 9.2 SUCCESSOR CORPORATION SUBSTITUTED. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein.

          Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Issuer, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

          In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

          In the event of any such sale or conveyance (other than a conveyance by way of lease) the Issuer or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.


          SECTION 9.3 OPINION OF COUNSEL TO TRUSTEE. The Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

                                  ARTICLE TEN

   SATISFACTION AND DISCHARGE OF INDENTURE AND SECURITIES; UNCLAIMED MONEYS

          SECTION 10.1 SATISFACTION AND DISCHARGE OF INDENTURE.  If at any time
(a) the Issuer shall have paid or caused to be paid the principal of and interest on all the Securities of all series outstanding hereunder, as and when the same shall have become due and payable or (b) the Issuer shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.9) or (c) (i) all the securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in the currency or currency unit in which such Securities of such series are payable (other than moneys repaid by the Trustee or any paying agent to the Issuer in accordance with Section 10.4) sufficient to pay at maturity or upon redemption all Securities of such series not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or redemption date, as the case may be, and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer with respect to Securities of such series, then this Indenture shall cease to be of further effect with respect to Securities of such series (except as to (i) rights of registration of transfer and exchange, and the Issuer's right of optional redemption, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of the holders to receive payments of principal thereof and interest thereon from the trust fund established pursuant to Section 10.1 (c) or Section 10.2, and remaining rights of the holders to receive mandatory sinking fund payments, if any from the trust fund established pursuant to Section 10.1 (c) or Section 10.2, (iv) the rights, obligations and immunities of the Trustee hereunder and
(v) the rights of the Securityholders of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to Securities of such series. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities of such series.

SECTION 10.2 DEFEASANCE. (A) For purposes of Section 10.1 the Issuer shall be deemed to have paid the principal of, premium, if any, and interest, if any, on any Security or Securities outstanding hereunder as and when the same shall have become due and payable, if the Issuer shall have irrevocably deposited or caused to be deposited in trust with the Trustee (i) funds in an amount (in such currency, currencies or currency unit or units in which such outstanding Securities are payable) or (ii) in the case of Securities denominated in Dollars, U.S. Government Obligations (as defined below) or, in the case of Securities denominated in a Foreign Currency, Foreign Government Securities, which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one business day before the due date of any payment of principal (including any premium) and interest, if any, under such Securities, money in an amount or (iii) a combination (i) and
(ii) sufficient (in the opinion with respect to (ii) and (iii) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) to pay and discharge each installment of principal of (including any premium), and interest, if any, on, such outstanding Securities on the dates such installments of interest or principal are due, in the currency, currencies or currency unit or units, in which such Securities are payable; provided, however, that the Issuer shall not make or cause to be made the deposit provided by this Section 10.2(A) with respect to Securities denominated in a Foreign Currency unless the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that there will not occur any violation of the Investment Company Act of 1940, as amended, on the part of the Issuer, the trust funds representing such deposit or the Trustee as a result of such deposit and the related exercise of the Issuer's option under this Section 10.2; provided further, however, that notwithstanding the foregoing, with respect to any series of Securities which shall at the time be listed for trading on The New York Stock Exchange, there shall be no deposit of funds in cash and/or in U.S. Government Obligations or Foreign Government Securities with the Trustee to pay the principal amount, the redemption price or any installment of interest in order to discharge the Company's obligation in respect of any such payment if at such time the rules of The New York Stock Exchange prohibit such deposit with the Trustee if such discharge will (or may) occur more than ten (10) days in advance of the date on which such funds or payments on such U.S. Government
Obligations or Foreign Government Securities become available to holders of such Securities entitled to receive such payment. Concurrently with any such deposit with the Trustee, the Company shall deliver to the Trustee an Officers' Certificate to the effect that under the laws in effect on the date of such deposit the amount of such deposit will be sufficient, after payment of all Federal, state and local taxes in respect thereof payable by the Trustee, and without consideration of any reinvestment of any principal of or interest on any such U.S. Government Obligations or Foreign Government Securities, to retire at maturity or upon redemption such Securities, including principal, premium, if any, and interest, if any, due or to become due to such date of maturity or redemption.

          Upon receipt by the Trustee of funds, U.S. Government Obligations and/or Foreign Government Securities, in accordance with this Section, together with any required documents, the Trustee shall, upon receipt of a Company Order, acknowledge in writing that the Security or Securities or portions thereof with respect to which such deposit was made are deemed to have been paid for all purposes of this Indenture and that the entire indebtedness of the Company in respect thereof is deemed to have been satisfied and discharged.

          If payment at their stated maturity of less than all of the Securities of any series, or any Tranche thereof, is to be provided for in the manner and with the effect provided in this Section, the Trustee shall select such Securities, or portions of principal amount thereof, in the manner specified in Section 12.2 for selection for redemption of less than all the Securities of a series or Tranche.

              (B) A Security of any particular series may also provide that the Issuer shall as a condition of effectuating this Section 10.2 have either:

              (a) delivered to the Trustee (i) an Officers' Certificate and Opinion of Counsel to the effect that (1) for Federal income tax purposes, the deposit of such cash and/or U.S. Government Obligations or Foreign Government Securities in trust with the Trustee and the satisfaction and discharge of this Indenture with respect to Securities of such series pursuant to this Section 10.2 will not cause the holders of Securities of such series to recognize income, gain or loss at such time, (2) for Federal income tax purposes, such holders (and future holders of Securities of such series) will be subject to tax in the same manner as if the events described in the preceding clause (1) had not occurred, and (ii) an undertaking providing that the Issuer shall indemnify the Trustee on an after-tax basis against any increase in tax liability caused by the defeasance referred to in this Section 10.2 resulting from any change in Federal, state or local tax law subsequent to the date referred to in the last sentence of paragraph (A) of this Section 10.2 to the extent necessary to retire the Securities of such series as provided in the last sentence of paragraph A of this Section 10.2; or, in the alternative,

              (b) entered into an undertaking providing that the Issuer shall indemnify the Trustee and the holders (and future holders) of Securities of such series on an after-tax basis against any increase in tax liability caused by the defeasance referred to in this Section 10.2.

              SECTION 10.3 SATISFACTION AND DISCHARGE OF SECURITIES.
Securities of a series shall be deemed to have been paid in full as between the Issuer and the respective holders (and future holders) of Securities of such series upon the satisfaction and discharge of the Indenture with respect to Securities of such series pursuant to Section 10.1, except that in the case of such satisfaction and discharge as a result of compliance with Section 10.2, the Securities of such series shall only be deemed to have been paid in full as between the Issuer and the respective holders (and future holders) of Securities of such series if the deposit in trust with the Trustee by the Issuer of the funds in cash and/or U.S. Government Obligations or Foreign Government Securities as provided in Section 10.2 is not subsequently deemed a preference under the United States Bankruptcy Code as then in effect.

              SECTION 10.4 APPLICATION BY TRUSTEE OF MONEYS, U.S. GOVERNMENT OBLIGATIONS OR FOREIGN GOVERNMENT SECURITIES DEPOSITED FOR PAYMENT OF SECURITIES. Subject to Section 10.6, all moneys, U.S. Government Obligations or Foreign Government Securities deposited with the Trustee pursuant to Section
10.1 or Section 10.2 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the holders of the particular Securities of such series for the payment or redemption of which such moneys, U.S. Government Obligations or Foreign Government Securities have been deposited with the Trustee, of all sums due and to become due thereon for principal, if any, and interest; but such moneys, U.S. Government Obligations or Foreign Government Securities need not be segregated from other funds except to the extent required by law.

          SECTION 10.5 REPAYMENT OR DELIVERY OF MONEYS, U.S. GOVERNMENT OBLIGATIONS OR FOREIGN GOVERNMENT SECURITIES HELD BY PAYING AGENT. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys, U.S. Government Obligations or Foreign Government Securities then held by any paying agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Issuer, be paid or delivered to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys, U.S. Government Obligations or Foreign Government Securities.

          SECTION 10.6 RETURN OF MONEYS, U.S. GOVERNMENT OBLIGATIONS OR FOREIGN GOVERNMENT SECURITIES HELD BY TRUSTEE AND PAYING AGENT UNCLAIMED FOR THREE YEARS. Any moneys, U.S. Government Obligations or Foreign Government Securities deposited with or paid to the Trustee or any paying agent for the payment of the principal of, premium, if any, or interest on any Security of any series and not applied but remaining unclaimed for three years after the date upon which such principal, premium or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, be repaid or delivered to the Issuer by the Trustee for such series or such paying agent, and the holder of the Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys, U.S. Government Obligations or Foreign Government Securities shall thereupon cease.

          SECTION 10.7 REINSTATEMENT. If the Trustee is unable to apply any money, U.S. Government Obligations or Foreign Government Securities in accordance with Section 10.1 or 10.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.1 or 10.2 until such time as the Trustee is permitted to apply all such money, U.S. Government Obligations or Foreign Government Securities in accordance with
Section 10.1 or 10.2; provided, however, that if the Company has made any payment of interest on or principal of (and premium, if any) on such Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such series of Securities to receive such payment from the money, U.S. Government Obligations or Foreign Government Securities held by the Trustee.

                                 ARTICLE ELEVEN

                             MISCELLANEOUS PROVISIONS

         SECTION 11.1 INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS OF ISSUER EXEMPT FROM INDIVIDUAL LIABILITY. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the holders thereof and as part of the consideration for the issue of the Securities.

          SECTION 11.2 PROVISIONS OF INDENTURE FOR THE SOLE BENEFIT OF PARTIES AND SECURITYHOLDERS. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of the Securities.

          SECTION 11.3 SUCCESSORS AND ASSIGNS OF ISSUER BOUND BY INDENTURE. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

          SECTION 11.4 NOTICE AND DEMANDS ON ISSUER, TRUSTEE AND SECURITYHOLDERS. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to AIR PRODUCTS AND CHEMICALS, INC., 7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501, Attention: Corporate Secretary. Any notice, direction, request or demand by the Issuer or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.

          Where this Indenture provides for notice to holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each holder entitled thereto, at his last address as it appears in the Security register. In any case where notice to holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder shall affect the sufficiency of such notice with respect to other holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

          SECTION 11.5 OFFICERS' CERTIFICATES AND OPINIONS OF COUNSEL; STATEMENTS TO BE CONTAINED THEREIN. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

          Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition,
(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

          Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

          Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

          SECTION 11.6 PAYMENTS DUE ON SATURDAYS, SUNDAYS AND HOLIDAYS. If the date of maturity of interest on or principal of the Securities of any series or the date fixed for redemption or repayment of any such Security shall not be a business day at the place or places designated for payment in respect of such Securities, then payment of interest or principal need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.


        SECTION 11.7 CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST INDENTURE ACT OF 1939. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939, which is required under such Act to be part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act of 1939 which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

          SECTION 11.8 NEW YORK LAW TO GOVERN. This Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

          SECTION 11.9 COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          SECTION 11.10 EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 11.11 MONEYS OF DIFFERENT CURRENCIES TO BE SEGREGATED. The Trustee shall segregate all moneys, funds and accounts held by the Trustee hereunder in one currency from any money, funds or accounts in any other currencies, notwithstanding any provision herein which would otherwise permit the Trustee to commingle such amounts.

          SECTION 11.12 PAYMENT TO BE IN PROPER CURRENCY. Each reference in any Security, or in the resolution of the Board of Directors relating thereto, to any currency shall be of the essence. Except as provided in Section 2.13, the obligation of the Issuer to make any payment of principal of (and premium, if any) and interest on any Security shall not be discharged or satisfied by any tender by the Issuer, or recovery by the Trustee, in any currency other than the Specified Currency then due and payable. If any such tender or recovery is in a currency other than the Specified Currency, the Trustee may (but shall not be required to) take such actions as it considers appropriate to exchange such currency for the Specified Currency. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Issuer, and the Issuer shall remain fully liable for any shortfall or delinquency in the full amount of Specified Currency then due and payable, and in no circumstances shall the Trustee be liable therefor. The Issuer hereby waives any defense of payment based upon any such tender or recovery which is not in the Specified Currency, or which, when exchanged for the Specified Currency by the Trustee is less than the full amount of Specified Currency then due and payable.

          Any costs incurred by or on behalf of the Issuer (other than costs incurred by the Trustee that are passed on to the Issuer as provided above) in connection with the conversion of any Foreign Currency to Dollars pursuant to an election made by a Securityholder in accordance with Section 2.13 shall be borne by the

Securityholder making such an election through deduction from payments required to be made to such Securityholder pursuant to the terms of the Security or this Indenture.

                                 ARTICLE TWELVE

                   REDEMPTION OF SECURITIES AND SINKING FUNDS

          SECTION 12.1 APPLICABILITY OF ARTICLE. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section
2.3 for Securities of such series.

          SECTION 12.2 NOTICE OF REDEMPTION; PARTIAL REDEMPTIONS. Notice of redemption to the holders of Securities of any series to be redeemed as a whole or in part shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such holders of Securities of such series at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice. Failure to give notice by mail or any defect in the notice to the holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

          The notice of redemption to each such holder shall specify the number of each Security of such series to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in said notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

          The notice of redemption of Securities of any series to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer's request, by the Trustee for such series in the name and at the expense of the Issuer.

          At least one business day prior to the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.4) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If less than all the outstanding Securities of a series are to be redeemed, the Issuer will deliver to the Trustee at least 70 days prior to the date fixed for redemption an Officers' Certificate stating the aggregate principal amount of Securities to be redeemed.

          If less than all the Securities of a series are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair, Securities of such series to be redeemed in whole or in part. Securities may be redeemed in part in an amount equal to the minimum authorized denomination for Securities of such series or any multiple thereof. The Trustee shall promptly notify the Issuer in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

          SECTION 12.3 PAYMENT OF SECURITIES CALLED FOR REDEMPTION. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections
6.5 and 10.4, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.7 hereof.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Discount Security) borne by the Security.

          Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the holder thereof, at the expense of the Issuer, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

          SECTION 12.4 EXCLUSION OF CERTAIN SECURITIES FROM ELIGIBILITY FOR SELECTION FOR REDEMPTION. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Issuer and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

          SECTION 12.5 MANDATORY AND OPTIONAL SINKING FUNDS. The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment." The last date on which a sinking fund payment may be made in each year is herein referred to as the "sinking fund payment date."

          In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Issuer may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Issuer or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Issuer and delivered to the Trustee for cancellation pursuant to Section 2.10, or (b) receive credit for Securities of such series (not previously so credited) redeemed either at the election of the Issuer pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities. Securities so delivered or credited shall be received and credited by the Trustee at the sinking fund redemption price specified in such Securities.

          On or before the sixtieth day next preceding each sinking fund payment date for any series, the Issuer will deliver to the Trustee a written statement (which need not contain the statements required by Section 11.5) signed by an authorized officer of the Issuer (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by delivery and credit of Securities of such series,
(b) stating that none of the Securities of such series to be delivered and credited has theretofore been so delivered and credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (d) stating whether or not the Issuer intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Issuer intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Issuer to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.10 to the Trustee with such written statement (or reasonably promptly thereafter if acceptable to the Trustee). Such written statement shall be irrevocable and upon its receipt by the Trustee the Issuer shall become unconditionally obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Issuer, on or before any such sixtieth day, to deliver such written statement and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Issuer (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Issuer will make no optional sinking fund payment with respect to such series as provided in this Section.

          If the sinking fund payment or payments (mandatory or optional or both) made in cash plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or a lesser sum if the Issuer shall so request) with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $50,000 or less and the Issuer makes no such request then it shall be carried over until a sum in excess of $50,000 is available. The Trustee shall select, in the manner provided in Section 12.2, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Issuer) inform the Issuer of the serial numbers of the Securities of such series (or portions thereof) so selected. The Trustee, in the name and at the expense of the Issuer (or the Issuer, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 12.2 (and with the effect provided in Section 12.3) for the redemption of Securities of such series in part at the option of the Issuer. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment and, together with such payment, shall be applied in accordance with the provisions of this
Section 12.4. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such series at maturity.

          At least one business day before each sinking fund payment date, the Issuer shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on such sinking fund payment date.

          The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or mail any notice of redemption of Securities for such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Issuer a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article Five and held for the payment of all Securities of such series. In case such Event of Default shall have been waived as provided in Section 5.10 or the default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

              IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of January 10, 1995.



[CORPORATE SEAL]

Attest:                              AIR PRODUCTS AND CHEMICALS, INC.

By /s/ Lynn German Lang              By /s/ Gerald A. White
   ----------------------------         -------------------------------
       Assistant Secretary                  Senior Vice President-Finance





[CORPORATE SEAL]

Attest:                              FIRST FIDELITY BANK, NATIONAL ASSOCIATION,
                                     Trustee


By  /s/ Terence C. McPoyle           By /s/ John Clapham
   ----------------------------         -------------------------------
       Assistant Secretary                  Assistant Vice President

COMMONWEALTH OF PENNSYLVANIA                  )
                                              )   ss.:
COUNTY OF LEHIGH                              )


          On this 18th day of January 1995, before me personally came Gerald A. White, to me personally known, who, being by me duly sworn, did depose and say that he resides in Center Valley, Pennsylvania; that he is Senior Vice President-Finance of AIR PRODUCTS AND CHEMICALS, INC., the Corporation described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


My Commission expires:


[NOTARIAL SEAL]

COMMONWEALTH OF PENNSYLVANIA   )
                               )   ss.:
COUNTY OF PHILADELPHIA         )


              On this 19th January 1995, before me personally came John Clapham to me personally known, who, being by me duly sworn, did depose and say that he resides in Berwyn, Pennsylvania; that he is an Assistant Vice
President of FIRST FIDELITY BANK, NATIONAL ASSOCIATION, the national banking association described in and which executed the above instrument; that he knows the corporate seal of said national banking association; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said national banking association, and that he signed his name thereto by like authority.


My Commission expires:


[NOTARIAL SEAL]